EXHIBIT 2.2
BYLAWS
               ________________________________________________

                                  BYLAWS OF

                        COBRA FINANCIAL SERVICES, INC.

               ________________________________________________


                          CONTENTS OF INITIAL BYLAWS



Article                                                           Page
_______                                                           ____

1.00   CORPORATE CHARTER AND BYLAWS
     1.01 Corporate Charter Provisions. . . . . . . . . . . . . . . 3
     1.02 Registered Agent or Office-Requirement
           of Filing Changes with Secretary of State. . . . . . . . 3
     1.03 Initial Business Office . . . . . . . . . . . . . . . . . 4
     1.04 Amendment of Bylaws . . . . . . . . . . . . . . . . . . . 4

2.00   DIRECTORS AND DIRECTORS' MEETINGS
     2.01 Action Without Meeting. . . . . . . . . . . . . . . . . . 4
     2.02 Telephone Meetings. . . . . . . . . . . . . . . . . . . . 4
     2.03 Place of Meetings . . . . . . . . . . . . . . . . . . . . 4
     2.04 Regular Meetings. . . . . . . . . . . . . . . . . . . . . 4
     2.05 Call of Special Meeting . . . . . . . . . . . . . . . . . 5
     2.06 Quorum. . . . . . . . . . . . . . . . . . . . . . . . . . 5
     2.07 Adjournment-Notice of Adjourned Meeting . . . . . . . . . 5
     2.08 Conduct of Meetings . . . . . . . . . . . . . . . . . . . 5
     2.09 Powers of the Board of Directors. . . . . . . . . . . . . 6
     2.10 Board Committees-Authority to Appoint . . . . . . . . . . 6
     2.11 Transactions with Interested Directors. . . . . . . . . . 6
     2.12 Number of Directors . . . . . . . . . . . . . . . . . . . 6
     2.13 Term of Office. . . . . . . . . . . . . . . . . . . . . . 6
     2.14 Removal of Directors. . . . . . . . . . . . . . . . . . . 7
     2.15 Vacancies . . . . . . . . . . . . . . . . . . . . . . . . 7
          2.15(a) Declaration of Vacancy. . . . . . . . . . . . . . 7
          2.15(b) Filling Vacancies by Directors. . . . . . . . . . 7
          2.15(c) Filling Vacancies by Shareholders . . . . . . . . 7
     2.16 Compensation. . . . . . . . . . . . . . . . . . . . . . . 7
     2.17 Indemnification of Directors and Officers . . . . . . . . 8
     2.18 Insuring Directors, Officers, and Employees . . . . . . . 8









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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 1
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Article                                                           Page
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3.00   SHAREHOLDERS' MEETINGS
     3.01 Action without Meetings . . . . . . . . . . . . . . . . . 8
     3.02 Telephone Meetings  . . . . . . . . . . . . . . . . . . . 8
     3.03 Place of Meetings . . . . . . . . . . . . . . . . . . . . 9
     3.04 Notice of Meetings  . . . . . . . . . . . . . . . . . . . 9
     3.05 Voting List . . . . . . . . . . . . . . . . . . . . . . . 9
     3.06 Votes per Share . . . . . . . . . . . . . . . . . . . . . 9
     3.07 Cumulative Voting . . . . . . . . . . . . . . . . . . . .10
     3.08 Proxies . . . . . . . . . . . . . . . . . . . . . . . . .10
     3.09 Quorum  . . . . . . . . . . . . . . . . . . . . . . . . .10
          3.09(a) Quorum of Shareholders. . . . . . . . . . . . . .10
          3.09(b) Adjourn for Lack or Loss of Quorum. . . . . . . .10
     3.10 Voting by Voice or Ballot . . . . . . . . . . . . . . . .10
     3.11 Conduct of Meetings . . . . . . . . . . . . . . . . . . .11
     3.12 Annual Meetings . . . . . . . . . . . . . . . . . . . . .11
     3.13 Failure to Hold Annual Meetings . . . . . . . . . . . . .11
     3.14 Special Meetings  . . . . . . . . . . . . . . . . . . . .11


4.00   OFFICERS
     4.01 Title and Appointment . . . . . . . . . . . . . . . . . .12
          4.01(a) Chairman. . . . . . . . . . . . . . . . . . . . .12
          4.01(b) President . . . . . . . . . . . . . . . . . . . .12
          4.01(c) Vice President. . . . . . . . . . . . . . . . . .12
          4.01(d) Secretary . . . . . . . . . . . . . . . . . . . .12
          4.01(e) Treasurer . . . . . . . . . . . . . . . . . . . .13
          4.01(f) Assistant Secretary or Assistant Treasurer. . . .13
     4.02 Removal and Resignation . . . . . . . . . . . . . . . . .14
     4.03 Vacancies . . . . . . . . . . . . . . . . . . . . . . . .14
     4.04 Compensation  . . . . . . . . . . . . . . . . . . . . . .14


5.00   AUTHORITY TO EXECUTE INSTRUMENTS
     5.01 No Authority Absent Specific Authorizations . . . . . . .14
     5.02 Execution of Certain Instruments  . . . . . . . . . . . .14


6.00   ISSUANCE AND TRANSFER OF SHARES
     6.01 Classes and Series of Shares  . . . . . . . . . . . . . .15
     6.02 Certificates for Fully Paid Shares  . . . . . . . . . . .15
     6.03 Consideration for Shares  . . . . . . . . . . . . . . . .15
     6.04 Replacement of Certificates . . . . . . . . . . . . . . .15
     6.05 Signing Certificates-Facsimile Signatures . . . . . . . .15
     6.06 Transfer Agents and Registrars  . . . . . . . . . . . . .16
     6.07 Conditions of Transfer  . . . . . . . . . . . . . . . . .16
     6.08 Reasonable Doubts as to Right of Transfer . . . . . . . .16





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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 2
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Article                                                           Page
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7.00   CORPORATE RECORDS AND ADMINISTRATION
     7.01 Minutes of Corporate Meetings . . . . . . . . . . . . . .16
     7.02 Share Register. . . . . . . . . . . . . . . . . . . . . .17
     7.03 Corporate Seal. . . . . . . . . . . . . . . . . . . . . .17
     7.04 Books and Accounts. . . . . . . . . . . . . . . . . . . .17
     7.05 Inspection of Corporate Records . . . . . . . . . . . . .17
     7.06 Fiscal Year . . . . . . . . . . . . . . . . . . . . . . .18
     7.07 Waiver Notice . . . . . . . . . . . . . . . . . . . . . .18
     7.08 Issuance of Close Corporation Shares. . . . . . . . . . .18
     7.09 Management Under Shareholders' Agreement. . . . . . . . .18


8.00   ADOPTION OF INITIAL BYLAWS . . . . . . . . . . . . . . . . .19




                   ARTICLE ONE-CORPORATE CHARTER AND BYLAWS
                   ________________________________________

1.01  CORPORATE CHARTER PROVISIONS
     The Corporation's Charter authorizes Ten Thousand (10,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICE-REQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE
     The address of the Registered Office provided in the Articles of Incorporation, as duly filed with the Secretary of State for the State of Texas, is:
                               5005 LBJ Freeway, Suite 950
                               Dallas, Texas 75244.

     The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: Carlton Wade Fleming.

     The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or Both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and well informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 3
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1.03  INITIAL BUSINESS OFFICE
     The address of the initial principal business office of the Corporation is hereby established as:
                                5005 LBJ Freeway, Suite 950
                                Dallas, Texas 75244.

The Corporation may have additional business offices within the State of Texas, and where it may be duly qualified to do business outside of Texas, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04  AMENDMENT OF BYLAWS
     The shareholders or Board of Directors, subject to any limits imposed by the shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the firs shareholders' meeting following their adoption.


                ARTICLE TWO-DIRECTORS AND DIRECTORS' MEETINGS
                _____________________________________________

2.01  ACTION BY CONSENT OF BOARD WITHOUT MEETING
     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02  TELEPHONE MEETINGS
     Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objection to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03  PLACE OF MEETING
     Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Texas as may be designated by the Board.

2.04  REGULAR MEETINGS
     Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual shareholders' meeting, and at such other regularly repeating times as the Directors may determine.




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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 4

2.05  CALL OF SPECIAL MEETING
     Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.

     Meetings provided for these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.

     Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06  QUORUM
     The presence throughout and Directors' meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07  ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
     A quorum of the Directors may adjourn any Directors' meeting to meet again at a stated hour on a stated day. Notice of the time and place where and adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08  CONDUCT OF MEETINGS
     At every meeting of the Board of Directors, the Chairman of the Board, if there is such and officer, and if not, the President, or in the President's absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors' meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.



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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 5
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2.09  POWERS OF THE BOARD OF DIRECTORS
     The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders' agreement, and these Bylaws.

2.10  BOARD COMMITTEES-AUTHORITY TO APPOINT
     The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensations as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by the law.

2.11  TRANSACTIONS WITH INTERESTED DIRECTORS
     Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Director's participation in that meeting. This section shall apply only if the contract or transaction is just as reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12  NUMBER OF DIRECTORS
     The number of Directors of this Corporation shall be one. No Director need be a resident of Texas or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure which any incumbent Director would otherwise enjoy.

2.13  TERM OF OFFICE
     Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.




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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 6

2.14  REMOVAL OF DIRECTORS
     The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors No director may be so removed except at an election of the class of directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15  VACANCIES
     Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders' meeting at which any Director is to be elected.

     2.15(a) DECLARATION OF VACANCY
     A majority of the Board of Directors may declare vacant the office of a Director if a director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails t accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.

     2.15(b) FILLING VACANCIES BY DIRECTORS
     Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders' meeting.

     2.15(c) FILLING VACANCIES BY SHAREHOLDERS
     Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board of the Shareholders may elect a successor to take office when the resignation becomes effective.

2.16  COMPENSATION
     Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the



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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 7

Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefore.

2.17  INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence of misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened of proposed litigation. The Board of Directors may, in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18  INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
     The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.


                     ARTICLE THREE-SHAREHOLDERS MEETINGS
                     ___________________________________

3.01  ACTION WITHOUT MEETING
     Any action that may be taken at a meeting of the Shareholders under any provision of the Texas Business Corporation Act may be taken without a meeting if authorized by a consent of waiver filed with the Secretary of the Corporation and signed by all persons who would be entitled t vote on that action at a Shareholders' meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02  TELEPHONE MEETINGS
     Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.





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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 8

3.03  PLACE OF MEETING
     Shareholders' meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Texas as may be designated by the Board of Directors or the Shareholders.

3.04  NOTICE OF MEETINGS
     The President, the Secretary, or the officer or persons calling a Shareholders' Meeting, shall give notice, or cause it to be given, in writing t each Director and each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting was called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given. Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed wither before or after the meeting by all persons entitled to the notice.

3.05  VOTING LIST
     At least ten (10), but not more than sixty (60), days before each Shareholders' meeting, the officer or agent having charge of the Corporation's share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten
(10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of the Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06  VOTES PER SHARE
     Each outstanding share, regardless of class, shall be entitled to one
(1) vote each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to


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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 9
the Articles of incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholder's duly authorized attorney-in-fact.

3.07  CUMULATIVE VOTING
     Subject to any limitation stated in the Articles of Incorporation, every Shareholder entitled to vote at any election of Directors may cumulate votes. For this purpose, each Shareholder shall have a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholder's shares are entitled. The Shareholder may cast all these votes for one candidate or may distribute the votes among any number of candidates. The candidates receiving the highest number of votes are elected, up to the number of vacancies to be filled. No Shareholder may cumulate votes unless that Shareholder gives written notice of his or her intention to do so to the Secretary of the Corporation on or before the day preceding the election at which the votes will be cumulated. If any Shareholder gives written notice as provided above, all Shareholders may cumulate their votes.

3.08  PROXIES
     A Shareholder may vote wither in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11)months from the date of its execution.

3.09  QUORUM
     3.09(a) QUORUM OF SHAREHOLDERS
     As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders' meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting.

     3.09(b) ADJOURNMENT FOR LACK OR LOSS OF QUORUM
     No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum, other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10  VOTING BY VOICE OR BALLOT
     Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.








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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 10

3.11  CONDUCT OF MEETINGS
     Meetings of the Shareholders shall be chaired by the President, or, in the President's absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretary's absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12  ANNUAL MEETINGS
     The time, place and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Texas, such meeting shall be held on the next succeeding business day. IF the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon as possible.

3.13  FAILURE TO HOLD ANNUAL MEETING
     If, within any 13-month period, an annual Shareholders' Meeting is not held any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14  SPECIAL MEETINGS
     A special Shareholders' meeting may be called at any time by: (a) the President; (b) the Board of Directors; or (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person the to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders' meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.






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                    COBRA FINANCIAL SERVICES, INC., PAGE 11

                            ARTICLE FOUR-OFFICERS
                            _____________________

4.01  TITLE AND APPOINTMENT
     The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices, including President and Secretary, may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

      4.01(a) CHAIRMAN OF THE BOARD
     The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.

     4.01(b) PRESIDENT
     Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a Corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

     4.01(c) VICE PRESIDENT
     Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors. When so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

     4.01(d) SECRETARY
     The Secretary shall:

     (1) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary, or the Secretary's refusal or neglect to act, notice may be given and served


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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 12
by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.

     (2) Keep the minutes of corporate meetings, and the Corporate Record book, as set out in section 7.01 hereof.

     (3) Maintain, in the Corporate Record Book, a record of all share certificates issued or cancelled and all shares of the Corporation cancelled or transferred.

     (4) Be custodian of the Corporation's records and of any seal which the Corporation may from time to time adopt. When the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.

     (5) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time ma be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

     4.01(e) TREASURER
     The Treasurer shall:

     (1) Have Charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies or other depositories that shall be selected by the Board of Directors.

     (2) Receive, and give receipt for, monies due and payable to the Corporation.

     (3) Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.

     (4) If required by the Board of Directors or the President, five to the Corporation a bond to assure the faithful performance of the duties of the Treasurer's office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or control, on case of the Treasurer's death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.

     (5) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.04 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

     4.01(f) ASSISTANT SECRETARY AND ASSISTANT TREASURER
     The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors, or President may prescribe. In cases of the absence of the Secretary or

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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 13

Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02  REMOVAL AND RESIGNATION
     Any officer may be removed either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President ,or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03  VACANCIES
     Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04  COMPENSATION
     The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.


                ARTICLE FIVE-AUTHORITY TO EXECUTE INSTRUMENTS
                ______________________________________________

5.01  NO AUTHORITY ABSENT SPECIFIC AUTHORIZATIONS
     These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined t specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it pecuniarily liable for any purpose or in any amount.

5.02  EXECUTION OF CERTAIN INSTRUMENTS
     Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the


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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 14

Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.


                 ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES
                 ___________________________________________

6.01  CLASSES AND SERIES SHARES
     The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series. If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

6.02  CERTIFICATES FOR FULLY PAID SHARES
     Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received. When the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03  CONSIDERATION FOR SHARES
     Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes not the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04  REPLACEMENT OF CERTIFICATES
     No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05  SIGNING CERTIFICATES-FACSIMILE SIGNATURES
     All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles if the certificate is not countersigned by a transfer agent or registered by a registrar, either of which is not the


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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 15

Corporation itself or an employee of the Corporation. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

6.06  TRANSFER AGENTS AND REGISTRARS
     The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07  CONDITIONS OF TRANSFER
     The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be make for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08  REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
     When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefore, may require from the person seeking the transfer reasonable proof of that person's right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or issuance of a new certificate for shares.


              ARTICLE SEVEN-CORPORATE RECORDS AND ADMINISTRATION
              __________________________________________________


7.01  MINUTES OF CORPORATE MEETINGS
     The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized.




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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 16

The record book shall further show the number of shares present or represented at Shareholders' meetings, and the names of those present and the proceedings of all meetings.

7.02  SHARE REGISTER
     The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03  CORPORATE SEAL
     The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed t such certificates and documents as the Board of Directors may direct.

7.04  BOOKS OF ACCOUNT
     The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporation's business or businesses. Subject to the foregoing, the chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code
Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

7.05  INSPECTION OF CORPORATE RECORDS
     A Director or Shareholder demanding to examine the Corporation's books or records may be required t first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Director's or Shareholder's role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.







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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 17

7.06  FISCAL YEAR
     The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporation's tax advisors to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporation's Employer Identification Number, shall reflect such non-calendar year election.

7.07  WAIVER OF NOTICE
     Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

7.08  ISSUANCE OF CLOSE CORPORATION SHARES
     So long as the Corporation is closely held, the officer or transfer agent charged wit issuing shares shall maintain a running account showing the total number of Shareholders, and shall issue shares only to so many Shareholders as allowed by applicable close corporation law. So long as a close corporation shareholders' agreement may be in effect, such officer o agent shall ensure that a copy of the agreement is provided to the transferee in each share transaction. Said officer or agent shall further comply with all additional requirements for issuance of close corporations shares according to the advice of legal counsel.

7.09  MANAGEMENT UNDER SHAREHOLDERS' AGREEMENT
     At such times as the Corporation may be operating under a Certificate of Incorporation for a close corporation issued by the Secretary of State, and consistent with such Certificate and Charter, the Shareholders of the Corporation may enter into a shareholders' agreement. The agreement may provide that so long as the Corporation retains its status as a close corporation, certain of the Corporation's activities shall be regulated as provided in said agreement.

     A copy of such agreement, as it may be amended from time to time, shall be attached hereto and its terms, while in effect, shall control over any inconsistent provisions hereof. Prominent notation shall be make on the back of all share certificates issued advising that management of the Corporation may be governed by such agreement. Upon the sale or transfer of any shares of the Corporation, the transferor shall provide the transferee with a copy of such agreement.








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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 18

                   ARTICLE EIGHT-ADOPTION OF INITIAL BYLAWS
                   ________________________________________

     The foregoing bylaws were adopted by the Board of Directors on 20th September 1996.




                                   /s/ Carlton Wade Fleming
                                       ________________________________
                                       Carlton Wade Fleming, Director




Attested to, and certified by:                               Corporate
                                                                Seal

   /s/ Carlton Wade Fleming
___________________________________
Carlton Wade Fleming, Secretary




























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                                  BYLAWS OF
                    COBRA FINANCIAL SERVICES, INC., PAGE 19